UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact names of registrants as specified in their charters)

Delaware Delaware (States of incorporation)	333-116040 333-114502 (Commission File Nos.)	72-1575170 72-1575168 (I.R.S. Employer Identification Nos.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On July 7, 2006, GNC Corporation (the “Company”), the parent company of General Nutrition Centers, Inc., issued a Notice of Redemption (the “Notice of Redemption”) to the holders of its 12% Series A Exchangeable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), notifying such holders that, subject to the closing of the proposed initial public offering of shares of common stock of the Company (the “IPO”), the Company will redeem all of the outstanding shares of Series A Preferred Stock on the fifth business day following the consummation of the IPO (the “Redemption Date”) at the redemption price of $1,085.71 per share, plus a cash amount equal to all accumulated dividends as of the Redemption Date. The Redemption Notice states that if the closing of the IPO does not occur, the Series A Preferred Stock will not be redeemed.
     The description of the Notice of Redemption contained herein does not purport to be complete and is qualified in its entirety by reference to the Notice of Redemption, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     4.1 Notice of Redemption, dated July 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: July 13, 2006

GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)
By:	/s/ Mark L. Weintrub
Mark L. Weintrub
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Notice of Redemption, dated July 7, 2006.

4